As filed with the Securities and Exchange Commission on April 26, 2000
                              Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                            WEBFINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
--------------------------------------------------------------------------------

          Delaware                                               56-2043000
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)
--------------------------------------------------------------------------------

                              150 East 52nd Street
                            New York, New York 10022
               (Address of principal executive offices) (Zip code)


                       WEBFINANCIAL CORPORATION LONG TERM
                              STOCK INCENTIVE PLAN
                            (Full title of the plan)


                             Warren G. Lichtenstein
                                    President
                            WebFinancial Corporation
                              150 East 52nd Street
                            New York, New York 10022
                                 (212) 813-1500
                      (Name, address and telephone number,
                   including area code, of agent for service)

                     --------------------------------------
                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
Title of securities to be  |   Amount to be    |  Proposed maximum   |  Proposed maximum   |    Amount of
registered                 |  registered (1)   |   offering price    |  aggregate offering |   registration
                           |                   |     per share (2)   |       price         |       fee
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                           |                   |                     |                     |
Common Stock, par value    |                   |                     |                     |
$.001 per share            |  800,000 shares   |       $4.21         |   $3,368,000 (2)    |       $890
---------------------------------------------------------------------------------------------------------------

(1) Represents additional shares that may be granted under the Long Term Stock Incentive Plan, as amended and restated (the "Plan"), of WebFinancial Corporation (the "Company"). Previously, on June 29, 1995, Rose's Stores, Inc. ("Stores"), a predecessor of the Company, filed a registration statement on Form S-8 (Registration No. 333-60693) registering 700,000 shares of common stock of Stores under the Securities Act of 1933 (the "Act"), which represented shares that could be granted under the New Equity Compensation Plan (the "Stores Plan") of Stores. In August 1997, Stores was reorganized and became a wholly-owned subsidiary of Rose's Holdings, Inc. ("Holdings"), at which time the Plan was adopted by Holdings. On October 28, 1997, Holdings filed a registration statement on Form S-8 (Registration No. 333-38851) registering 500,000 shares of Holdings' common stock under the Act, which represented additional shares that could be granted under the Plan. At the annual meeting of the stockholders of Holdings on November 4, 1998, the stockholders approved
      (a) the merger of the Stores Plan into the Plan and (b) an additional 800,000 shares of common stock issuable under the Plan, thereby increasing the aggregate number of shares of common stock subject to options or awards under the Plan from 500,000 to 2,000,000 (including 700,000 shares issuable under the Stores Plan). At the annual meeting of stockholders of Holdings on June 15, 1999, the stockholders approved a proposal to change the name of the company to WebFinancial Corporation, and a Certificate of Amendment reflecting such change was filed in Delaware.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Act. The maximum offering price per share is based upon the average of the high and low sale prices of the common stock as reported on the NASDAQ SmallCap Market on April 20, 2000.

                                EXPLANATORY NOTE

     The contents of the Registration Statement on Form S-8 of Stores, filed with the Securities and Exchange Commission on June 29, 1995 (Commission File No. 333-60693), relating to the registration of 700,000 shares of common stock, authorized for issuance under the Stores Plan, and the Registration Statement on Form S-8 of Holdings, filed with the Securities and Exchange Commission on October 28, 1997 (Commission File No. 333-38851), relating to the registration of 500,000 shares of common stock, authorized for issuance under the Plan, are incorporated by reference in their entirety herein in accordance with General Instruction E to Form S-8. This Registration Statement provides for the registration of an additional 800,000 shares of common stock authorized for issuance under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  EXHIBITS.

           4.3 WebFinancial Corporation Long Term Stock Incentive Plan, as amended and restated (incorporated by reference to Annex 1 to the Company's Definitive Proxy Statement, filed October 6,
                  1998)

         * 5.1    Opinion of Proskauer Rose LLP

         *23.1    Consent of Independent Auditors

          23.2    Consent of Proskauer Rose LLP (included in Exhibit 5.1)

         *24      Power of Attorney

---------------------

         *        Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on April 26, 2000.

                            WEBFINANCIAL CORPORATION


                            By:  /s/ Warren G. Lichtenstein
                            ------------------------------------
                                Warren G. Lichtenstein
                                President, Chairman of the Board
                                and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signatures                                Title                           Date
      ----------                                -----                           ----
/s/ Warren G. Lichtenstein        President, Chairman of the Board,         April 26, 2000
---------------------------          and Chief Executive Officer
Warren G. Lichtenstein            (principal executive officer and
                                     principal accounting officer)


/s/ Jack L. Howard                 Vice President, Chief Financial          April 26, 2000
---------------------------      Officer (principal financial officer),
Jack L. Howard                               and Director


/s/ Earle C. May                               Director                     April 26, 2000
---------------------------
Earle C. May


/s/ Joseph L. Mullen                           Director                     April 26, 2000
---------------------------
Joseph L. Mullen


/s/ James Benenson, Jr.                        Director                     April 26, 2000
---------------------------
James Benenson, Jr.

                                                                     EXHIBIT 5.1


                       [Letterhead of Proskauer Rose LLP]


April 25, 2000

WebFinancial Corporation
150 East 52nd Street
21st Floor
New York, New York 10022

Dear Sirs:

We are acting as counsel to WebFinancial Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 800,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company to be issued by the Company pursuant to the WebFinancial Corporation Long Term Stock Incentive Plan (the "Plan").

As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption of the Plan. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance of the Shares in accordance with the terms of the Plan, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,


     /s/ Proskauer Rose LLP
    Proskauer Rose LLP

                                                                   EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors and Stockholders
WebFinancial Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-8 dated April 26, 2000 pertaining to the WebFinancial Corporation Long Term Stock Incentive Plan of our report dated March 24, 2000, relating to the consolidated balance sheets of WebFinancial Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1999, the eleven-month period ended December 31, 1998, and the year ended January 31, 1998, which report appears in the December 31, 1999 annual report on Form 10-K of WebFinancial Corporation and subsidiaries.


                                   /s/KPMG LLP

Salt Lake City, Utah
April 21, 2000

                                                                  EXHIBIT 24


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Warren G. Lichtenstein and Jack L. Howard, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of WebFinancial Corporation (the "Company") and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be issued pursuant to the Company's Long Term Stock Incentive Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


April 26, 2000

                                 /s/ Warren G. Lichtenstein
                                 -------------------------------
                                 Warren G. Lichtenstein


                                 /s/ Jack L. Howard
                                 -------------------------------
                                 Jack L. Howard


                                 /s/ Earle C. May
                                 -------------------------------
                                 Earle C. May


                                 /s/ Joseph L. Mullen
                                 -------------------------------
                                 Joseph L. Mullen


                                 /s/ James Benenson, Jr.
                                 -------------------------------
                                 James Benenson, Jr.